PRESS RELEASE
For Immediate Release:                                                                                     Contact: Bill Fischer
 June 4, 2009                                                                                                         True North Communications, LLC
                           Cell: 401-862-4652
                           Office: 401-228-8016
                           bfischer@tnorthcomm.com

Nestor Traffic Systems Obtains Court Approval for Receiver to Oversee Company Operations

Providence, RI – Wednesday afternoon, attorneys for Nestor Traffic Systems and its parent company Nestor, Inc. (NEST.PK) successfully petitioned the Rhode Island Superior Court for a court-appointed receiver who will be charged with overseeing all aspects of the company’s operations. Superior Court Judge Michael A. Silverstein approved the petition and designated Jonathan N. Savage, Esq. of Shechtman, Halperin, and Savage, LLP as interim receiver. The appointment will take effect immediately.

Nestor provides automated traffic safety and enforcement systems and services to municipalities throughout the United States including California, Georgia, Maryland, Virginia, Ohio, Delaware, Iowa, Texas and Florida. Nestor also provides services to municipalities in Canada. Headquartered in Providence, Rhode Island with regional offices in North Hollywood, California and Akron, OH. Nestor has 80 employees nationwide, including 55 in Rhode Island.

“Nestor has provided high quality traffic enforcement technology for the past ten years. I want to assure our customers they will continue to receive advanced technologies and high quality service during this time. The board of directors made the proactive and voluntary decision to seek court protection of our assets and operations. I am confident Nestor will emerge from receivership better positioned to service our municipal partners and continue to grow the company. I plan to work closely with the receiver to ensure the continuity of operations,” said Michael C. James, Nestor’s CEO.

As a court-appointed interim receiver, Savage will assume control of all of the company’s assets and day-to-day operations.  As an arm of the court, Savage has full authority with regard to the operations of the facility. The receiver will also market Nestor’s assets to financial investors, strategic investors and other suitable bidders.

Today’s court action provides for the interim appointment of a receiver. The court will reconvene in 21 days to decide if Savage shall be designated as a permanent receiver.

Jonathan N. Savage is a partner with Shechtman, Halperin, and Savage, LLP based in Rhode Island. Savage focuses his practice in the areas of  receiverships, real estate law, and business and commercial law.
He has been appointed by the courts on a regular basis to act as the fiduciary for businesses in financial distress.

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Nestor Press Release
June 4, 2009

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not meet the expectations disclosed in our forward-looking statements and investors should not place undue reliance on those statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, legal and legislative challenges to automated traffic enforcement, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Investors are advised to read Nestor's Annual Report, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements in this letter represent our current views and we disclaim any obligation to update these forward-looking statements.